Exhibit 10.1

WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of September 21, 2012, is by and between Electromed, Inc., a Minnesota corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).

RECITALS

A.    The Bank and the Borrower entered into that certain Amended and Restated Credit Agreement dated as of November 7, 2011, between the Bank and the Borrower, as amended by that certain First Amendment to Credit Agreement dated as of December 30, 2011, and that certain Consent and Waiver and Second Amendment to Credit Agreement dated as of May 14, 2012 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B.    Section 6.14 of the Credit Agreement forbids the Borrower from permitting the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date to be less than 1.2 to 1.0. The Borrower has informed the Bank that the Fixed Charge Coverage Ratio for the fiscal quarter ending June 30, 2012, is less than 1.2 to 1.0, which constitutes an Event of Default under Section 7.1(c) of the Credit Agreement (the “FCCR Event of Default”). The Bank has agreed to waive the FCCR Event of Default, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.        Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2.        Waiver.

2.1.    Waiver. Upon the effectiveness of this Amendment pursuant to Section 4 hereof, the Bank hereby waives the FCCR Event of Default.

2.2.    Scope of Waiver. The waiver set forth in Section 2.1 hereof is limited to the express terms thereof, and nothing herein shall be deemed a consent or waiver by the Bank with respect to any other term, condition, representation, or covenant applicable to the Borrower under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The waiver set forth herein shall not be deemed to be a course of action upon which the Borrower or its Subsidiaries may rely in the future.

Section 3.        Amendments to Credit Agreement.

3.1.    Definitions. The definitions of “Cash Taxes”, “Fixed Charge Coverage Ratio” and “Total Cash Flow Leverage Ratio” set forth in Section 1.1 of the Credit Agreement are amended and restated to read in their entireties as follows:

“Fixed Charge Coverage Ratio”: For the four consecutive fiscal quarters ending on the date of determination, the ratio of:

(a) EBITDA, plus the sum of (i) operating lease expense, (ii) for the four consecutive fiscal quarters ending June 30, 2012, and September 30, 2012, $172,000 of severance expenses made during the fiscal quarter ending December 31, 2011, and (iii) for the four consecutive fiscal quarters ending June 30, 2012, September 30, 2012, December 31, 2012, and March 31, 2013, $310,000 of severance expenses made during the fiscal quarter ending June 30, 2012, minus the sum of (i) any Restricted Payments, (ii) 50% of depreciation, (iii) Cash Taxes, (iv) for the four consecutive fiscal quarters ending June 30, 2012, and September 30, 2012, $69,000 of tax expenses accrued during the fiscal quarter ending December 31, 2011, and (v) for the four consecutive fiscal quarters ending June 30, 2012, September 30, 2012, December 31, 2012, and March 31, 2013, $124,000 of tax expenses accrued during the fiscal quarter ending June 30, 2012, to

(b) the sum of cash interest payments and all required principal payments with respect to Total Liabilities (including but not limited to all payments with respect to Capitalized Lease Obligations of the Borrower), plus operating lease expense, in each case determined for said period in accordance with GAAP.

“Total Cash Flow Leverage Ratio”: For any period of determination, the ratio of

(a) the sum (without duplication) of the aggregate principal amount of all outstanding Capitalized Lease Obligations of the Borrower and that portion of Total Liabilities bearing interest determined as of the last day of that period, plus six times operating lease expense for such period, to

(b) EBITDAR, plus the sum of (i) for the four consecutive fiscal quarters ending June 30, 2012, and September 30, 2012, $172,000 of severance expenses made during the fiscal quarter ending December 31, 2011, and (ii) for the four consecutive fiscal quarters ending June 30, 2012, September 30, 2012, December 31, 2012, and March 31, 2013, $310,000 of severance expenses made during the fiscal quarter ending June 30, 2012, in each case determined for said period in accordance with GAAP.

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Section 1.1 of the Credit Agreement is further amended to add the definition of “Cash Taxes”, to read in its entirety as follows:

“Cash Taxes”: For any period of determination, tax expenses of the Borrower paid in cash determined for said period in accordance with GAAP; provided, that, for the fiscal quarter ending September 30, 2011, Cash Taxes shall be $93,000, for the fiscal quarter ending December 31, 2011, Cash Taxes shall be $8,000, for the fiscal quarter ending March 31, 2012, Cash Taxes shall be $18,000, for the fiscal quarter ending June 30, 2012, Cash Taxes shall be $8,000, for the fiscal quarter ending September 30, 2012, Cash Taxes shall be $0.0 (zero), and for the fiscal quarter ending December 31, 2012, Cash Taxes shall be the amount the Internal Revenue Service requires as payment for all earnings from July 1, 2012 to December 31, 2012.

3.2.    Form of Compliance Certificate. Exhibit G to the Credit Agreement is amended to read in its entirety as set forth on Exhibit A hereto.

Section 4.        Effectiveness of Consent. The consent set forth in Section 2.1 hereof and amendments set forth in Section 3 hereof shall become effective upon the delivery of, or compliance with, the following:

4.1.    This Amendment, duly executed by the Borrower and delivered (including by way of telecopy or other electronic transmission (including by e-mail in .pdf format), in each case with original signatures to follow promptly thereafter) to the Bank.

4.2.    A certificate of an officer of the Borrower certifying to a true and correct copy of resolutions of the Borrower authorizing and ratifying this Amendment, each in form and substance satisfactory to the Bank.

4.3.    The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and this Amendment and requested to be paid by the Bank.

Section 5.        Release, No Waiver, Representations, Warranties, Authority, No Adverse Claim.

5.1.    Release of Claims. The Borrower, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Bank from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrower has asserted, or might assert, against the Bank with respect to the Obligations, the Credit Agreement (including as affected by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Bank by reason of or in connection with any of the foregoing matters, claims, or causes of action.

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5.2.    No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (other than as specifically set forth in Section 2 of this Amendment) or breach, default, or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

5.3.    Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement and the Security Documents are true, correct, and complete in all material respects, without duplication as to any materiality modifiers, qualifications, or limitations set forth in Article IV of the Credit Agreement, in each case as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Credit Agreement and (ii) to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Loan Documents as affected by this Amendment on such date that the Bank has not expressly waived in writing.

5.4.    Authority, No Conflict, No Consent Required. The Borrower represents and warrants that it has the power, legal right, and authority to enter into the Amendment and has duly authorized as appropriate the execution and delivery of the Amendment by proper corporate action, and neither the Amendment nor the agreements herein contravene or constitute a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery of the Amendment or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

5.5.    No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.

Section 6.        Affirmation of Loan Documents, Further References, Affirmation of Security Interest. Each of the Bank and the Borrower acknowledge and affirm that the Credit Agreement, the Security Documents, and each of the other Loan Documents to which it is a party is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of each such Loan Document shall remain unmodified and in full force and effect. The Borrower confirms to the Bank that the Obligations are and continue to be secured by the security interest granted in favor of the Bank under the Security Documents and that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are hereby ratified, assumed, and affirmed in all respects by the Borrower.

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Section 7.        Merger and Integration, Superseding Effect. This Amendment, on and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 8.        Severability. Whenever possible, each provision of this Amendment and any other statement, instrument, or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 9.        Successors. This Amendment shall be binding upon the Borrower, the Bank, and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank, and the successors and assigns of the Bank.

Section 10.      Expenses. The Borrower shall pay the Bank, upon execution of this Amendment, the fees and expenses as provided in Section 8.2 of the Credit Agreement.

Section 11.      Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 12.      Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 13.      Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

ELECTROMED, INC.

By:	/s/ Jeremy T. Brock
Name:	Jeremy T. Brock
Title:	CFO

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel J. Miller
Name:	Daniel J. Miller
Title:	Vice President

Signature Page to Amendment

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EXHIBIT A TO

WAIVER AND THIRD AMENDMENT TO

CREDIT AGREEMENT

EXHIBIT G TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

To: U.S. Bank National Association:

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)    I am the duly elected chief financial officer of Electromed, Inc. (the “Borrower”);

(2)    I have reviewed the terms of the Amended and Restated Credit Agreement dated as of November 7, 2011, between the Borrower and U.S. Bank National Association (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the Attachment hereto;

(3)    The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event that constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The exceptions listing, in detail, the nature of the condition or event, the period during which it has existed, and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event are as follows:

The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this        day of                                  ,               pursuant to Section 5.1(c) of the Credit Agreement.

ELECTROMED, INC.

By

Title

Ex. A-1

ATTACHMENT TO COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered under the Credit Agreement dated as of November 7, 2011 (as amended, restated or other wise modified from time to time, the “Credit Agreement”), between Electromed and U.S. Bank National Association.

All terms used in this Compliance Certificate shall have the meanings given them in the Credit Agreement.

The figures used in this Compliance Certificate were determined as of _________________.

I certify that the following amounts were correctly determined according to the Credit Agreement as of the date set forth above:

1. Total Cash Flow Leverage (Tested Quarterly) In Compliance Yes _____ No ____

Long Term Interest Bearing Debt
Plus Short Term Interest Bearing Debt
Plus Capital Leases
Plus 6 times Annual Rent Expense

Total (A)

EBITDAR for LTM
For the four consecutive fiscal quarters ending June 30, 2012, and September 30, 2012, $172,000 of severance expenses made during the fiscal quarter ending December 31, 2011
For the four consecutive fiscal quarters ending June 30, 2012, September 30, 2012, December 31, 2012, and March 31, 2013, $310,000 of severance expenses made during the fiscal quarter ending June 30, 2012

Total (B)

Ratio of (A) to (B)

2. Fixed Charge Coverage Ratio (Tested Quarterly) In Compliance Yes _____ No ____

For LTM
EBITDA
Plus:
Operating lease expense
For the four consecutive fiscal quarters ending June 30, 2012, and September 30, 2012, $172,000 of severance expenses made during the fiscal quarter ending December 31, 2011

Ex. A-2

For the four consecutive fiscal quarters ending June 30, 2012, September 30, 2012, December 31, 2012, and March 31, 2013, $310,000 of severance expenses made during the fiscal quarter ending June 30, 2012

Less:
Cash Taxes
For the four consecutive fiscal quarters ending June 30, 2012, and September 30, 2012, $69,000 of tax expenses accrued during the fiscal quarter ending December 31, 2011
For the four consecutive fiscal quarters ending June 30, 2012, September 30, 2012, December 31, 2012, and March 31, 2013, $124,000 of tax expenses accrued during the fiscal quarter ending June 30, 2012
Cash Dividends/Cash distributions
Maintenance CAPEX (50% of Depreciation Expense)

Total (A)

Required Principal Payments
Plus Cash Interest Payments
Plus Rental or Lease Expense

Total (B)

Ratio of (A) to (B)

3. No Additional Interest Bearing Debt (except for $2.5MM debentures) (Tested Quarterly)

In Compliance Yes _____ No _____

I further certify that the Borrower is in compliance with all other terms and conditions of the Agreement and that no Event of Default or event that with notice or lapse of time would be an Event of Default has occurred since the last Compliance Certificate provided to the Bank.

Electromed, Inc.

By

Title

Ex. A-3